Exhibit 10.21

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LICENSING AGREEMENT

This Amendment No. 2 (“Amendment No. 2”) to the Second Amended and Restated Licensing Agreement dated December 30, 2010, as amended February 3, 2011, and as amended by Amendment No. 1 (“Amendment No.1”) as of the Amendment No. 1 Effective Date (as defined therein) (the “Agreement”) is entered into by and between Amunix Operating, Inc. (“Licensor”) and Versartis, Inc. (“Licensee”) as of February 25, 2014 (the “Effective Date”).

WHEREAS, the parties desire to amend the Agreement as of the Effective Date as set forth in this Amendment No. 2.

NOW, THEREFORE, in exchange for good and valuable consideration, receipt of which is hereby acknowledged, the Licensor and Licensee agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Amendment No. 2 shall have the same meaning as in the Agreement, as amended hereby.

2. Amendments. The Agreement is hereby amended as follows:

a. Definition of Covered Product. Section 1.6 of Amendment No. 1 is hereby deleted in its entirety and replaced by the following:

1.6 “Covered Product” means a specific composition of matter that: (a) consists of a specific set of modifications to a single Selected Target, including without limitations deletions, substitutions, fusions or fragments of such Selected Target, to which an rPEG molecule has been attached, (b) is created using or is otherwise Covered by the rPEG Licensed IP, and (iii) is selected for clinical development by Licensee (or a sub-licenseeor any further sub-licensee thereof).

b. Definition of Selected Target. Section 1.20 of the Agreement is hereby deleted in its entirety and replaced by the following:

1.20 “Selected Target” means a Target that Licensee has selected (a) pursuant to the Original License as set forth in Section 2.1 or (b) pursuant to Section 2.4 or 2.5, below, for the development of Covered Products and, if applicable, Marketed Products.

c. License Grant. Section 2(i) of Amendment No. 1 is hereby restated as follows:

i. Section 2.6(a) of the Agreement is hereby deleted in its entirety and replaced by the following:

(a) Grant of Rights. Licensee is hereby granted a worldwide, exclusive, irrevocable (except as set forth in Section 5.2, below), sub-licensable right and license under the rPEG Licensed IP to research, develop, make, have made and use Covered Products and to make, have made, use, sell, offer for sale, import, export, and otherwise fully exploit up to four specific Marketed Products in the Field. For purposes of clarification, Licensee shall not have any rights to the rPEG Licensed IP except as set forth in this Section 2.6 and in each case subject to Section 2.8, below. The foregoing grant of rights shall be subject to: (i) the retained rights of the U.S. Government under 35 U.S.C. §200 et seq. and 37 C.F.R. §401, if any, and (ii) an obligation under 35 U.S.C. §204, if applicable, that Covered Products and Marketed Products be manufactured substantially in the United States, unless a waiver is obtained from the appropriate federal agency. At Licensee’s request, Licensor will apply for such waiver of the U.S. manufacturing requirements with respect to the Covered Products and Marketed Products and will use reasonable efforts to obtain such waiver. Licensee shall cooperate with Licensor and provide reasonably necessary information in support of such waiver application if Licensor so requests. Licensor agrees that upon request of Licensee, Licensor will apply for a waiver of the U.S. manufacturing requirements set forth in 37 C.F.R. §401 with respect to the Covered Products and will use reasonable efforts to obtain such waiver. Licensee shall cooperate with Licensor and provide reasonably necessary information in support of such efforts to obtain such waiver if Licensor so requests.

d. Cross-References. In Section 2(j) of Amendment No. 1, relating to Section 4.1(a) of the Agreement, the reference to “Section 2.5” in the last line is hereby deleted and replaced with a reference to “Section 2.6(a).” In Section 3.3(b) of the Agreement (from the Amended and Restated Licensing Agreement of July 15, 2010), the reference to “Section 2.7(b)” in the second line is hereby deleted and replaced with a reference to “Section 2.6(b).”

3. No Other Amendments. No amendments are made other than those expressly set forth in this Amendment No. 2, and all provisions of the Agreement unaffected by this Amendment No. 2 remain in full force and effect. In the event of a conflict between the Agreement and this Amendment No. 2, this Amendment No. 2 shall control.

4. Entire Agreement. This Amendment No. 2 sets forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all previous agreements, promises, representations, understandings and negotiations, whether written or oral, between the Parties, with respect thereto.

5. Governing Law. This Amendment No. 2 shall be governed by the Laws of the State of California, without reference to conflict of laws principles.

6. Counterparts. This Amendment No. 2 may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute a single instrument. Signatures to this Amendment No. 2 transmitted by facsimile, by electronic mail in .pdf (portable document format) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Amendment No. 2, shall have the same effect as physical delivery of the paper Amendment No. 2 bearing the original signature.

[Signature page follows]

IN WITNESS WHEREOF, each party by its designated authority has executed this Amendment No. 2 effective as of the Effective Date.

AMUNIX OPERATING, INC.		VERSARTIS, INC.

By:	/s/ Volker Schellenberger	By:	/s/ Jeffrey L. Cleland

Name:	Volker Schellenberger	Name:	Jeffrey L. Cleland

Title:	President and CEO	Title:	CEO

Signature Page to Amendment No. 2 to Second Amended and Restated Licensing Agreement